INDEPENDENT AUDITORS CONSENT






We consent to the incorporation by reference in the Registration Statement of Bion Environmental Technologies, Inc. on Form S-8 of our report dated August 6, 1997 for the year ended June 30, 1997, appearing in Form 10-KSB of Bion Environmental Technologies, Inc., filed with the Securities and Exchange Commission on September 29, 1997.




                                        /s/Ehrhardt Keefe Steiner & Hottman PC
                                           Ehrhardt Keefe Steiner & Hottman PC
June  30,  1998
Denver,  Colorado